JOINT FILING INFORMATION


Reporting Person:          TIMOTHY R. BARAKETT

Address:                   152 WEST 57th STREET
                           45th FLOOR
                           NEW YORK, NY 10019

Designated Filer:          ATTICUS MANAGEMENT LLC

 Issuer and Symbol:        ATHEROGENICS INC (AGIX)

Date of Event
Requiring Statement:       11/07/06


Signature:                 /s/ John F. Brown
                           ------------------------------------------
                           John F. Brown, as Attorney-in-Fact



Reporting Person:          ATTICUS CAPITAL LP

Address:                   152 WEST 57th STREET
                           45th FLOOR
                           NEW YORK, NY 10019

Designated Filer:          ATTICUS MANAGEMENT LLC

 Issuer and Symbol:        ATHEROGENICS INC (AGIX)

Date of Event
Requiring Statement:       11/07/06

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
Signature:                 By:      Atticus Management LLC
                           Its:     General Partner

                                    By:     Timothy R. Barakett
                                    Its:    Managing Member

                                            By:      /s/ John F. Brown
                                                     ----------------------------------
                                            Name:    John F. Brown, as Attorney-in-Fact


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